Exhibit 8.1

[Form of Opinion of Skadden, Arps, Slate, Meagher and Flom LLP]

[Date]

MetLife Chile Acquisition Co. S.A.

Agustinas 640, 22nd floor

Santiago, Chile

Ladies and Gentlemen:

We have acted as counsel to MetLife Chile Acquisition Co. S.A., a Chilean corporation (sociedad anónima) (“Nueva ProVida”), in connection with the Merger Agreement, dated as of November 14, 2014 (the “Merger Agreement”), by and among Inversiones MetLife Holdco Dos Limitada, Inversiones MetLife Holdco Tres Limitada, MetLife Chile Inversiones Limitada, and Nueva ProVida that provides for the merger of Administradora de Fondos de Pensiones ProVida S.A. (“ProVida”) with and into Nueva ProVida, whereby ProVida shall be dissolved and absorbed into Nueva ProVida, the latter acquiring all of the assets, liabilities and equity of ProVida, and succeeding the same in all of its rights and obligations (the “Merger”). This opinion is being delivered in connection with the Registration Statement on Form F-4 (Registration No. [•]), which includes the prospectus, filed on November 19, 2014, as amended through the effective date thereof (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act. Unless otherwise indicated, all defined terms used herein shall have the meanings ascribed to them in the Merger Agreement.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness both initially and continuing as of the Merger Effective Date, of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness, both initially and continuing as of the Merger Effective Date, of certain statements, representations, covenants and agreements made by Nueva ProVida and ProVida, including factual statements and representations set forth in officers’ certificates dated the date hereof from officers of Nueva ProVida and ProVida (the “Representation Letters”). For purposes of rendering our opinion, we have assumed that such statements, representations, covenants and agreements are, and will continue to be as of the Merger Effective Date, true, correct and complete without regard to any qualification as to knowledge. Our opinion assumes and is expressly conditioned on, among other things,

MetLife Chile Acquisition Co. S.A.

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the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Nueva ProVida and ProVida, including those set forth in the Representation Letters.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. We also have assumed that the transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Merger Effective Date.

In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder (the “Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such laws, Code, Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Merger Agreement or the Representation Letters, could affect our conclusions herein. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein and in the Registration Statement under “Material U.S. Federal Income Tax Consequences of the Merger,” we are of the opinion that under current law the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, with the U.S. federal income tax consequences to holders of ProVida shares as described under “U.S. Federal Income Tax Consequences to U.S. Holders of the Merger.”

Except as expressly set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading “Legal

MetLife Chile Acquisition Co. S.A.

[Date]

Information—Validity of Nueva ProVida Shares” in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,